SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. issued a press release, dated May 04, 2010 entitled-"Proteonomix, Inc. (PROT) Announces That it has Licensed Stromal Cell Technology for Potential Therapeutic use in the Regrowth of Damaged Cardiac Cells after a Heart Attack."

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Announces that it has Licensed Stromal Cell Technology for Potential Therapeutic use in the Regrowth of Damaged Cardiac Cells after a Heart Attack.

Mountainside, NJ - May 5, 2010-Proteonomix, Inc. (OTCQB: PROT) announces that it has licensed from the Cohen-McNiece Foundation (formed by its President, Michael Cohen, and its Chief Scientific Officer and Vice-President, Ian McNiece, PhD) cellular technology for patients who have suffered myocardial infarctions.

The technology involves a method of preparing and using stromal cells for the treatment of cardiac diseases.

A preferred embodiment of the technology is:

a)

enriching unique cells from bone marrow samples;

b)

expanding these cells using a proprietary patent-pending method; and

c)

harvesting the stromal cell product for potential therapeutic use.

The StromaCel patent application is U.S. Provisional Patent Application Serial No. 61/249,195, filed October 6, 2009.

Ian McNiece, PhD, Chief Scientific Officer, stated: “StromaCel™ is a uniquely isolated, enriched and expanded cellular product derived from bone marrow cells. It has the potential to integrate into damaged heart tissue and promote regeneration of cardiomyocytes, the primary muscle cells of the heart. Regeneration is achieved through the regrowth of cells which make up the microenvironment of heart tissue. This microenvironment supports development of cardiac blood vessels and stem cells to maintain homeostasis. Unlike other cellular products under development derived from the patient’s own body, StromaCel ™ cells are derived from a non-related donor and have virtually no immune rejection response. We believe that StromaCel™ cells may one day be used for the repair of damaged heart tissue without the need to store cells for the donor’s future use.”

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Proteonomix has facilities at a number of academic institutions. Its subsidiary, Proteoderm, has developed a line of anti-aging cosmetics. Please visit www.proteonomix.com, www.proteoderm.com, www.otcqb.com and www.sec.gov.

Certain statements contained herein are "forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release relating to the development and potential therapeutic use of stromal cells constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

Contact:

Michael Cohen

Proteonomix, Inc.

(973) 544-6116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: May 05, 2010

By:

/s/Michael Cohen

Name:   Michael Cohen

President